CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in the Form 10-SB Registration Statement, of Pacific Acquisition Corporation our report as of and for the period ended March 31, 2000 dated March 25, 2000, relating to the financial statements of Pacific Acquisition Corporation which appears in such Form 10-SB.

                                        L.L. BRADFORD & COMPANY
                                        Certified Public Accountants

    Las Vegas, Nevada
   April 5, 2000